Exhibit 10.9

CONTRACT(1)007-01

     London "____" August 27, 2001

     "So Cal Energy Inc.," hereinafter referred to as the "Buyer," in the person of its President Mr. Steve Mason, on the one hand, and SOJSC Caspi Neft TME, in the person of Nurzhan Kurmanov, its General Director, hereinafter referred to as the "Seller," on the other hand, have concluded the present Contract as follows:

     1. SUBJECT OF THE CONTRACT

     The Seller will sell and the Buyer will buy crude oil belonging to the Seller, hereinafter referred to as "Goods."

     2. QUALITY

     2.1 The quality of Goods sold under the present Contract shall conform to the values set forth in the specifications, hereinafter referred to as the "Specifications," attached hereto as Addendum 2, which addendum is an integral part of the present Contract. In the event there is a material change in the quality of the Goods Seller shall immediately notify the Buyer of this change in writing.

     2.2 The responsibility of the Seller for the quality of Goods supplied under the present Contract is limited by the values and tolerances set forth in the Specifications. Except for the warranty of right of ownership and the warranty that the Goods comply with the Specifications, no conditions or warranties of merchantability of the Goods or warranty that the Goods are suitable for any particular purpose or otherwise are made by Seller.

     2.3 The quality of Goods shipped under the present Contract shall confirmed by a Quality Certificate issued by the laboratory of the Seller, and the quantity of the Goods shipped shall be confirmed by the respective railway bill.



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     2.4 Goods not conforming to the Specifications should not be shipped.

     3. TERMS OF DELIVERY

     3.1 The terms of delivery for each individual shipment hereunder shall be FCA INCOTERMS 2000 unless expressly varied by this Contract.

     3.2 Seller shall make deliveries of the Goods beginning on or before October 1, 2001, and deliveries shall continue through October 2002.

     3.3 The quantity of Goods supplied by the Seller under the present Contract shall average 3,000 (three thousand) metric tons per calendar month. The actual quantity of Goods delivered by Seller shall be subject to adjustment depending upon mechanical constraints of the Seller's field delivery systems and the relevant terminal capacity to receive and dispatch railway tank cars.

     3.4 Goods shall be transported by railway tank cars provided by the freight forwarder, hereinafter referred to as "the Agent." The Buyer in the first week of the calendar month preceding the calendar month of delivery will provide to the Seller a written request to deliver the Goods nominating the quantity, number of railway tank cars, station of destination, forwarders and any other information that may be required for the arrangement of the shipment by the Seller. Any such shipment shall be subject to the requirements, formalities and the time frames set by Republic State Enterprise "Kazakhstan Temir Zholy." The Agent is to be mutually agreed in advance by both Parties, and approved in writing by the OJSC Bank Caspian ("Caspian Bank"). The Agent shall supply the railway tank cars to Emba Station, Kazakhstan, or any other station mutually agreed by the Parties in accordance with the schedule submitted by the Seller.

     3.5 The shipment date for any shipment of Goods hereunder shall be deemed the date of the railway bill. The Seller, within 48 (forty-eight) hours after the shipment of Goods from Seller's


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oil terminal at Emba Station, Kazakhstan, shall notify by facsimile the Buyer indicating the shipment date, the railway tank car numbers, the railway bill numbers and weight. The Buyer, within 48 (forty-eight) hours after the arrival of Goods to the station of destination, shall notify by facsimile the Seller of the numbers of the railway tank cars that have arrived and the GTD (Customs declarations) numbers with respect to each railway tank car.

     4. PRICE OF THE GOODS

     4.1 The Provisional Payment (as hereinafter defined) and the Final Price (as hereinafter defined) of Goods for each shipment shall be determined in accordance with Addendum 1, which Addendum is an integral part of this Contract.

     4.2 The Final Price, calculated pursuant to Addendum 1, shall be rounded to two decimal places.

     5. INSPECTION

     Buyer, at his own expense, may appoint a mutually agreed upon independent inspector such as SGS, Saybolt, Petrak, etc., hereinafter known as the "Independent Inspector," to perform inspection of the Goods at Emba Station, Kazakhstan and at the destination.

     6. PAYMENTS

     6.1 All payments shall be made in US Dollars free of any charges, deductions, set-off or counter-claims by bank transfer of immediately available funds ("same day funds") only to the bank account indicated below.

     Name: SOJSC "Caspi Neft TME"
     Tax No. (RNN): 600900159346
     OJSC "Bank Caspian"
     Bank Account No. 13070208/001
     BIC 190501722
     Correspondent Bank:
     Bankers Trust Company,  New York,
     USA
     Swift BKTRUS33
     USD Account No. 04-405-582
     In favor of JSC "Bank Caspian"
     For SOJSC "Caspi Neft TME"
     Bank Account No. 13070208/001


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     6.2 Buyer shall provide guarantee of payment in the form of a stand-by letter of credit in favor of Seller assignable to Caspian Bank, as further provided in Addendum No.3, which shall be an integral part of this Contract. Caspian Bank at its sole discretion shall be entitled to waive this requirement stipulated in this Section 6.2.

     7. PROVISIONAL PAYMENT

     7.1 Buyer shall make payment of 80 (eighty) percent of the provisional invoice value of the shipped Goods (the "Provisional Payment") within 5 (five) banking days after Seller's presentation of the following documents:

     7.1.1 Provisional invoice, in English, indicating contract and addendum number, description of Goods, calculation of the provisional invoice value of the shipped Goods in accordance with Addendum 1, railway bill date(s), total railway bill quantity in metric tons and net U.S. barrels, railway bill numbers covering invoiced quantity and showing the total provisional invoice value and the Provisional Payment (80% (eighty percent) of the provisional invoice value). (A fax copy of the foregoing is acceptable.)

     7.1.2 One copy of each railway bill covering the invoiced quantity certified by the Seller's stamp. (If a special arrangement is made with the Independent Inspector to provide the railway bills to the Buyer, this document shall not be required of Seller by the Buyer).

     7.1.3 One copy of the Certificate of Origin. The certificate may be presented as one certificate for each rail lot and/or as one certificate covering multiple rail lots. If only one certificate for multiple lots is provided then Seller's provisional invoice shall indicate the starting and ending "balance" of the invoiced quantity covered under that certificate. (The foregoing Certificate shall be in the Russian language. A faxed copy is acceptable.)


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     7.1.4 One copy of each Customs declaration covering the railway bills that have been presented in accordance with Section 7.1.2. (These declarations should be in the Russian language. A faxed copy is acceptable.) (If an arrangement is made with the Independent Inspector to provide the railway bills to the Buyer, Seller shall not be required to present these declarations to the Buyer.)

     7.1.5 Or, in lieu of any of the foregoing documentation, Seller's Letter of Indemnity in a format acceptable to the Buyer.

     7.2 On the banking day after all the information for making a final price calculation in accordance with Addendum 1 ("Pricing Completion Date") has been published in Platts Crude Oil Marketwire ("Platts"), the Seller shall calculate the final payment value to be paid by the Buyer in accordance with Addendum 1 (the "Final Price") and notify the Buyer by presentation of a final invoice. Should the Final Price be less than the Provisional Payment made to the Seller in accordance with the provisional invoice, then the Seller shall reimburse the Buyer the difference between the Provisional Payment and the Final Price for the shipped Goods upon receipt of Buyer's invoice. Should the Final Price be greater than the Provisional Payment made to the Seller, then the Buyer shall pay the Final Price in accordance with Article 8 below.

     8. FINAL PAYMENT

     8.1 Subject to Section 7.2, Buyer shall make final settlement of and pay to Seller the Final Price (less the corresponding Provisional Payment previously paid to Seller) for the respective shipment, calculated in accordance with Addendum 1, within 7 (seven) banking days after the Pricing Completion Date.

     8.2 Within 21 (twenty one) days of the shipment date of the last railcar making up the individual shipment, the Buyer shall present to the Seller document(s) (Border Crossing Act, or other official document) showing that the Goods


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have been exported from the CIS. In the event that the Buyer fails to do so, the
Buyer will also pay the VAT applicable the total value of the shipment within 5
(five) days after expiration of the 21 (twenty one) day period as above mentioned.

     9. TERM OF CONTRACT

     The Contract shall be effective on the date of its signing by authorized representatives of both Parties and shall remain in force until complete fulfillment of the obligations undertaken hereunder by the Parties.

     10. CLAIMS

     10.1 Claims in respect of quality and/or quantity may be submitted in writing by Buyer to Seller within 60 (sixty) days from the shipment date of the respective Goods to which the claim relates. Claims may be sent in accordance with Article 14.

     10.2 Seller shall respond to Buyer's claims within 20 (twenty) days of Seller's receipt of any claim.

     10.3 Claims for quality shall be considered only to the extent that the Goods do not conform to the Specifications within the tolerances specified in Addendum 1.

     10.4 Buyer may make a claim against quantity, should the quantity of Goods at the destination, as measured by the Independent Inspector, be less than the quantity indicated in the railway bills. Railway tank cars shall be sealed after loading at Emba Station, Kazakhstan by Seller and/or carrier and/or the Independent Inspector. The Independent Inspector at the destination shall verify the condition of the seals. Should railway tank cars arrive with any seals broken or missing, Buyer's claim shall be directed to the Agent.

     11. FORCE MAJEURE

     11.1 Should any circumstances arise which prevent complete or partial fulfillment by either of the Parties of a their respective obligations under the present Contract, namely fire, acts of God, war, military operations of any kind, blockade, prohibition of export or import, strikes, civil-disturbances, delays with transport

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as a result of technical failures or bad weather conditions, embargo, government actions and changes in legislation or any other circumstances beyond the control of Parties, then the time stipulated for the fulfillment of such obligations (excluding any obligations to make payments hereunder) shall be extended for the period equal to that during which such circumstances will remain in force.

     11.2 Should the above circumstances continue to be in force for more than 30 (thirty) days, each Party shall have the right to refuse any further fulfillment of the obligations under the Contract and in such case neither of the Parties shall have the right to make a demand upon the other Party for the compensation of any damages incurred due to the cancellation of the Contract obligations.

     11.3 The Party for whom it becomes impossible to meet its obligations under the present Contract, shall immediately advise the other Party as regards the beginning and the cessation of the circumstances preventing the fulfillment of its obligations.

     11.4 The certificates issued by the respective Chamber Commerce of the Seller's or of the Buyer's country shall be sufficient proof of such circumstances and their duration.

     12. ARBITRATION

     Any dispute arising out of or in connection with this Contract, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by binding arbitration in accordance with this Article
12. Arbitration shall be in New York, New York and shall be conducted by the American Arbitration Association ("AAA") in accordance with the Commercial Arbitration Rules as in effect on the day of the Arbitration Notice (as hereinafter defined), except that in the event of any conflict between such rules and the arbitration provisions of this Contract, the provisions of this Contract shall govern. The Party seeking arbitration (the "Initiating Party") shall deliver to the other party to the Dispute (the "Responding Party") written notice of an arbitral claim (an "Arbitration Notice"). The number of arbitrators shall be one (1) and

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shall be appointed by the AAA from the AAA approved list of arbitrators. The language used in arbitration, including the language of the proceedings, the language of the award and the reasons supporting it, shall be in English or such other languages required to enforce the award. The rulings of such arbitration shall be binding and final on the Initiating Party and the Responding Party. The Parties shall not submit any Dispute arising out of this Contract to any dispute resolution mechanism or court other than the arbitration mechanisms provided by
Article 12 except as necessary to enforce any arbitration decision made pursuant to Article 12 or to enforce this Article 12. The arbitration tribunal shall have the power to order specific performance and grant interim relief. The award shall include interest from the date (as determined by the award) of any breach or violation of this Contract, and from the date of the award, until paid in full, at 5 (five) percent per annum. The arbitrator shall award the prevailing Party its reasonable legal fees and expenses incurred in prosecuting or defending any arbitration hereunder. The award of the arbitration tribunal shall be final and binding on the Parties and may be enforced against them in any court of competent jurisdiction, and each Party hereby waives any right of appeal. Each Party waives any defense from arbitration, suit, pre- or post-judgment execution or attachment that may be available to it on the basis of immunity.

     13. OTHER TERMS

     13.1 All taxes and customs duties connected with performance of the present Contract incurred in the Republic of Kazakhstan are to be paid by the Seller, except as provided in section 8, and the same or similar expenses incurred beyond the territory of the Republic of Kazakhstan are to be paid by the Buyer.

     13.2 The Buyer, after obtaining express written consent of the Seller and Caspian Bank, has the right to assign its rights under the present Contract, including but not limited by the right to accept the Goods, to a third party.


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     13.3 Upon notification of the Buyer pursuant to Article 14 of this
Contract, the Seller may assign its right to receive payment under this Contract to Caspian Bank. Upon such assignment, Buyer shall undertake to make payment for the Goods delivered hereunder directly to Caspian Bank.

     13.4 The Seller shall sell the Goods only to the Buyer, except in those cases provided for in Section 13.4.2.

     13.4.1 If Seller's monthly production of the Goods at South Alibek oil field exceeds 3,000 metric tons, any sale of such additional quantities of Goods to a party other than Buyer shall require the written consent of Caspian Bank. The Buyer shall have a priority right to enter into a contract for the purchase of these additional quantities of Goods except in those cases stated in Section 13.4.2.

     13.4.2 If Buyer declines the purchase of the additional quantities of the Goods, Buyer shall no longer have a priority right to purchase the Goods and Seller may sell the Goods to other buyer(s) subject to the written consent of the Caspian Bank which consent shall not be unreasonably withheld.

     13.5 Any amendments and supplements to the present Contract shall be valid only if made in writing and signed by duly authorized representatives of both Parties, and consented to in writing by Caspian Bank.

     13.6 The present Contract has been executed in two originals, one for the Buyer and one for the Seller. In the event of any inconsistency between the English and Russian versions of the Contract, the Russian version shall be deemed controlling when construing any such inconsistent provision. Subsequent to execution of this Agreement two copies of a Kazakh language version of this Contract will be signed by the Parties. In any arbitration under Article 12 or any administrative or court proceeding, the Kazakh language version of this Contract will not have any force or effect and will not be presented to the tribunal.

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     13.7 The present Contract shall be governed by and construed in accordance with the laws of England and Wales without giving effect to those conflict of law rules that would refer an issue to the law of another jurisdiction.

     14. NOTIFICATION

     All notices and other communications hereunder to either Party shall be in writing and either: (i) delivered in person; (ii) transmitted by telefax (in which case the sender shall contemporaneously mail a copy to the addressee on the address provided herein); or (iii) sent by registered mail, postage prepaid, to the applicable address set forth below, or at such other address as may have been specified by like notice:

     Seller:

     SOJSC Caspi Neft TME
     67 Aiteke bi Street
     Almaty, 480091
     Republic of Kazakhstan
     Fax: 1 (281) 591-4778

     Buyer:
     So Cal Energy Inc
     3276 Kitchen Drive
     Carson City, Nevada 89702
     USA
     Fax: 7 (3272) 50-9976

     15. SIGNED For Seller:

     /s/ Nurzhan s. Kurmanov
     ---------------------------------------
     Nurzhan S. Kurmanov,
     General Director, OJSC Caspi Neft TME

     For Buyer:

     /s/ Steve Mason
     ---------------------------------------
     Steve Mason,
     President of So Cal Energy Inc.


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Addendum 1
To Contract No. 007-01 Dated August 27, 2001.

London, ___________, 2001


The capitalized terms used in this Addendum 1 shall have the same meaning as assigned to them in the above referenced Contract.

In accordance with Article 3 of the above referenced Contract, the Parties have agreed that the quantity of crude oil to be delivered by the Seller and accepted by the Buyer in the month of October 2001 is 3,000 (three thousand) metric tons +/-5%.

In accordance with Article 4 of the above referenced Contract, the Parties have agreed that the Provisional Payment and Final Price shall be determined as follows:

The Provisional Payment shall be 80% (eighty percent) of the provisional invoice value of the Goods delivered. The provisional invoice value shall be calculated by multiplying the quantity of Goods shipped, as evidenced on the provisional invoice and confirmed by the respective railway bills, times a provisional unit price per net U.S. barrel delivered FCA Emba Station, Kazakhstan. The provisional unit price per net U.S. barrel delivered FCA Emba Station, Kazakhstan shall be the average of available quotations for "Brent (Dtd)" as published in Platts on the railway bill date (date as per stamp in box number 46 on the railway bill) minus a discount of 13.00 (thirteen) U.S. Dollars per net U.S. barrel. In the event Platts does not publish quotations for "Brent (Dtd)" on the railway bill date, the unit price shall be the average of available quotations for "Brent (Dtd)" as published by Platts on the most recent date preceding the respective railway bill date.

The Final Price, to be paid by Buyer for the Goods, shall be calculated by multiplying the


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quantity of Goods delivered by a unit price per net U.S. barrel delivered FCA
Emba Station, Kazakhstan. The unit price per net U.S. barrel delivered FCA Emba Station, Kazakhstan shall be calculated as the mean of the means of available quotations for "Brent (Dtd)" as published in Platts under the heading "Platts Crude Oil Assessments" for the calendar month of loading, minus a discount of
13.00 (thirteen) U.S. Dollars per net U.S. barrel.

All other terms and conditions not stipulated by this Addendum shall be as per Contract No. ____ date August 27, 2001.


Buyer


Seller



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                                   ADDENEUM 2

                 TO CONTRACT NO. 007-01 DATED August ____, 2001

--------------------------------------------------------------------------------
        Characteristics            Unit of measurement            Values*
--------------------------------------------------------------------------------
1. Density at 20 C(Degree),               kg/m3                    835
--------------------------------------------------------------------------------
2. Sediment content                       % mass                 0.0065
--------------------------------------------------------------------------------
3. Sulfur content                         % mass                   0.8
--------------------------------------------------------------------------------
4. Concentration of:
   H2S sulfur                             % mass                   No
   Mercaptan sulfur                       % mass                 0.1242
--------------------------------------------------------------------------------
5. Water content                          % vol.                   NA
--------------------------------------------------------------------------------
6. Chlorous salts content                 Mg/lt                    NA
--------------------------------------------------------------------------------
7. Paraffin content                       % mass                  4.3
--------------------------------------------------------------------------------
8. Sulfurous tars                         % mass                   NA
--------------------------------------------------------------------------------
9. Fractional distillation
   Boiling point                         (Degree)C                 55
--------------------------------------------------------------------------------
       100 (Degree)C                      vol. %                   7.0
--------------------------------------------------------------------------------
       120 (Degree)C                      vol. %                  11.0
--------------------------------------------------------------------------------
       150 (Degree)C                      vol. %                  18.0
--------------------------------------------------------------------------------
       160 (Degree)C                      vol. %                  20.0
--------------------------------------------------------------------------------
       180 (Degree)C                      vol. %                  25.0
--------------------------------------------------------------------------------
       200 (Degree)C                      vol. %                  30.0
--------------------------------------------------------------------------------
       220 (Degree)C                      vol. %                  33.0
--------------------------------------------------------------------------------
       240 (Degree)C                      vol. %                  38.0
--------------------------------------------------------------------------------
       260 (Degree)C                      vol. %                  41.0
--------------------------------------------------------------------------------
       280 (Degree)C                      vol. %                  45.0
--------------------------------------------------------------------------------
       300 (Degree)C                      vol. %                  49.0
--------------------------------------------------------------------------------

* These Values may vary +/-5%.